As filed with the Securities and Exchange Commission on April 24, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EPAM SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	223536104
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

41 University Drive,

Suite 202

Newtown, Pennsylvania 18940

(267) 759-9000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Arkadiy Dobkin

Chairman, CEO and President

EPAM Systems, Inc.

41 University Drive

Suite 202

Newtown, Pennsylvania 18940

(267) 759-9000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Joseph A. Hall

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Common Stock, par value $0.001 per share	(1)(2)	(1)(2)	(3)	—
Preferred Stock, par value $0.001 per share	(1)(2)	(1)(2)	(3)	—
Senior debt securities(5)	(1)(4)	(1)(4)	(3)	—
Subordinated debt securities(5)	(1)(4)	(1)(4)	(3)	—
Total Primary Offering			$50,000,000(5)	$6,820(6)
Secondary Offering:
Common Stock, par value $0.001 per share	17,939,673(2)	(7)(2)	$374,400,976(8)	$51,069(9)
Total Registration Fee (Primary and Secondary)			$424,400,976	$57,889

(1)	There is being registered hereunder an indeterminate number of shares of common stock, $0.001 par value (the “Common Stock”) and preferred stock, $0.001 par value (the “Preferred Stock”) that may be issued by the registrant at various times and at indeterminate prices and an indeterminate principal amount of senior debt securities and subordinated debt securities that may be issued by the registrant at various times and at indeterminate prices. The proposed amount to be registered and the maximum aggregate offering price per unit of Common Stock, Preferred Stock, senior debt securities and subordinated debt securities will be determined from time to time by the registrant in connection with the issuance by the registrant.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) the shares of Common Stock and Preferred Stock being registered hereunder include such indeterminate number of shares of Common Stock and Preferred Stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)	With respect to the primary offering, the proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.
(4)	If any senior or subordinated debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $50,000,000, less the dollar amount of any registered securities previously issued.
(5)	With respect to the primary offering, in no event will the aggregate initial offering price of all securities offered from time to time pursuant to the prospectus included as a part of this registration statement exceed $50,000,000.
(6)	Calculated in accordance with Rule 457(o) under the Securities Act.
(7)	With respect to the secondary offering, the proposed maximum offering price per share of Common Stock will be determined from time to time in connection with, and at the time of, the sale by the holder of such securities.
(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low sales prices of the shares of Common Stock on April 22, 2013 of $20.87, as reported on the New York Stock Exchange.
(9)	Calculated in accordance with Rule 457(a) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 24, 2013

PROSPECTUS

EPAM Systems, Inc.

$50,000,000

Common Stock

Preferred Stock

Debt Securities

17,939,673 Shares of Common Stock

Offered by Selling Stockholders

We may from time to time, in one or more offerings, offer and sell (i) common stock, (ii) preferred stock and (iii) debt securities, which may be senior debt securities or subordinated debt securities. Specific terms of these securities will be provided in supplements to this prospectus. The aggregate offering price of all securities sold by us under this prospectus will not exceed $50,000,000.

In addition, the selling stockholders named in this prospectus may from time to time, in one or more offerings, offer and sell up to 17,939,673 shares of common stock. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Our common stock is listed on New York Stock Exchange under the symbol “EPAM.” On April 23, 2013, the closing price of our common stock was $21.79 per share. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

We or the selling stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of these securities and the general manner in which we or the selling stockholders will offer the securities. The specific terms of any securities we or the selling stockholders offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we or the selling stockholders will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock, preferred stock or debt securities.

See “Risk Factors” beginning on page 12 of our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference herein, to read about factors you should consider before buying these securities.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2013

Neither we, nor any selling stockholder, nor any underwriter has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus, any prospectus supplement or any sale of securities.

This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which or in any jurisdiction where the offer or solicitation is not permitted.

Unless the context otherwise indicates, the terms “EPAM,” “EPAM Systems, Inc.,” the “Company,” “we,” “us” and “our” used in this prospectus refer to EPAM Systems, Inc. and its consolidated subsidiaries, unless otherwise specified. Unless the context otherwise indicates, the phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement(s).

EPAM SYSTEMS, INC.

Our Business

We are a leading provider of complex software engineering solutions and technology services with delivery capacity distributed across Central and Eastern Europe. Our clients rely on us to deliver a broad range of software engineering and IT services, with a significant share of proactive, domain-led, high-value services aimed at improving the client’s ability to innovate and cut time to market. We draw on our extensive vertical, technology and process/methodology expertise and leverage industry standard technology, tools, platforms as well a portfolio of internally and externally developed assets in our delivery. We primarily focus on building long-term partnerships with clients in industries that demand technologically advanced skills and solutions, such as independent software vendors, or ISVs and Technology, Banking and Finance, Business Information and Media, and Travel and Consumer. We deliver services to clients located primarily in North America, Western Europe, and Central and Eastern Europe.

Since our inception in 1993, we have been serving ISVs and Technology companies. These companies produce advanced software and technology products that demand sophisticated software engineering talent, tools, methodologies and infrastructure to deliver solutions that support functionality and configurability to sustain multiple generations of platform innovation. The foundation we have built serving ISVs and technology companies has enabled us to differentiate ourselves in the market for software engineering skills and technology capabilities. Our work with these clients exposes us to their customers’ challenges across a variety of industry verticals. This has enabled us to develop vertical-specific domain expertise and grow our business in multiple industry verticals, including Banking and Financial Services, Business Information and Media, and Travel and Consumer. Our historical core competency is full lifecycle software development and product engineering services including design and prototyping, product development and testing, component design and integration, product deployment, performance tuning, porting and cross-platform migration. We have developed extensive experience in each of these areas by working collaboratively with leading ISVs and technology companies, creating an unparalleled foundation for the evolution of our other offerings, which include custom application development, application testing, enterprise application platforms, application maintenance and support, and infrastructure management.

We were incorporated in Delaware in 2002. Our predecessor entity was founded in 1993. Our principal executive offices are located at 41 University Drive, Suite 202, Newtown, Pennsylvania 18940, and our telephone number is (267) 759-9000. We also maintain a website at http://www.epam.com where general information about us is available. Our website and the information contained therein are not incorporated into this prospectus or the registration statement of which it forms a part.

Risk Factors

You should carefully consider all of the information in this prospectus, and, in particular, you should evaluate the specific risk factors incorporated by reference herein and included or incorporated by reference in any applicable prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may over time, offer and sell up to $50,000,000 in total aggregate offering price of any combination of the securities described in this prospectus, in one or more offerings and at prices and on terms that we determine at the time of the offering. In addition, the selling stockholders may offer and sell, from time to time, in one or more offerings, up to 17,939,673 shares of our common stock. This prospectus provides you with a general description of the securities we or a selling stockholder may offer. Each time we or the selling stockholders offer and sell any of the securities described in this prospectus, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of that particular offering by us or the selling stockholders. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under “Where You Can Find More Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference estimates and forward-looking statements. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our businesses and operations. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to us. Important factors, in addition to the factors described or incorporated by reference in this prospectus, may adversely affect our results as indicated in forward-looking statements. You should read this prospectus, the documents incorporated by reference herein and the documents that we have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from what we expect.

The words “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “might,” “would,” “continue” or the negative of these terms or other comparable terminology and similar words are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements speak only as of the date they were made, and, except to the extent required by law, we undertake no obligation to update, to revise or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this annual report might not occur and our future results, level of activity, performance or achievements may differ materially from those expressed in these forward-looking statements due to, including, but not limited to, the factors mentioned above, and the differences may be material and adverse. Because of these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i) on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement and (ii) after the date of the filing of this registration statement and prior to its effectiveness (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules).

•	Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 11, 2013;

•

Definitive Proxy Statement on Schedule 14A for our 2013 Annual Meeting of Stockholders filed with the SEC on April 23, 2013 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2012);

•	Current Report on Form 8-K filed with the SEC on January 10, 2013;

•

The description of our common stock contained in the registration statement on Form 8-A filed with the SEC on February 3, 2012, and any amendment or report we may file with the SEC for the purpose of updating such description.

Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide, a copy of these filings at no cost, by writing or telephoning our investor relations department at EPAM Systems, Inc., 41 University Drive, Suite 202, Newtown, Pennsylvania 18940, telephone number (267) 759-9000, extension 64588.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should consider carefully the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K filed with the SEC and in any Quarterly Report on Form 10-Q filed subsequent hereto, each of which is incorporated herein by reference in its entirety, as well as other information in or incorporated by reference in this prospectus and any prospectus supplement, before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities offered by us in this prospectus will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business purposes. We may also invest the proceeds in certificates of deposit, United States government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose other than as set forth above, we will describe that in the related prospectus supplement.

We will not receive any proceeds from the sale of our common stock by the selling stockholders.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock and currently do not anticipate paying any cash dividends in the foreseeable future. Instead, we intend to retain all available funds and any future earnings for use in the operation and expansion of our business. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on our future earnings, capital requirements, financial condition, future prospects, applicable Delaware law, which provides that dividends are only payable out of surplus or current net profits, and other factors that our board of directors deems relevant. In addition, our credit facility restricts our ability to pay dividends.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. For these purposes, “earnings” represent income from continuing operations before income taxes plus fixed charges. “Fixed charges” represent interest expense during the period, including estimated interest within rental expense.

Year Ended December 31,
2012	2011	2010	2009	2008
18.0x	19.3x	14.4x	7.2x	3.7x

CONSOLIDATED RATIO OF EARNINGS

TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated. The ratio of earnings to combined fixed charges and preferred stock dividends was calculated by dividing earnings by combined fixed charges and preferred stock dividends. For these purposes, “earnings” represent income from continuing operations before income taxes plus fixed charges. “Fixed charges” represent interest expense during the period, including estimated interest within rental expense. “Preferred stock dividends” represent the amount of pre-tax accretion in the carrying value of our redeemable preferred stock that existed prior to our initial public offering in February 2012 when all shares of our preferred stock were converted into shares of our common stock in connection with our initial public offering. As of the date hereof, no shares of our preferred stock are outstanding.

Year Ended December 31,
2012	2011	2010	2009	2008
18.0x	2.3x	8.6x	2.4x	1.0x

SELLING STOCKHOLDERS

The selling stockholders indicated below may resell from time to time up to 17,939,673 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act). Any selling stockholders will be named in the applicable prospectus supplement.

The following table, based upon information currently known by us, sets forth as of April 19, 2013: (i) the number of shares of common stock held of record or beneficially by the selling stockholders as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the selling stockholders. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.

Name of Selling Stockholders	Common Stock			Percentage of Common Stock Beneficially Owned upon Completion of this Offering(2)
	Beneficially Owned as of April 19, 2013(1)	Offered Pursuant to this Prospectus(1)	Beneficially Owned upon Completion of this Offering(2)
Siguler Guff Entities(1)	17,939,673	17,939,673	—	—

(1)	Includes (i) 10,656,979 shares of common stock owned by Russia Partners II, LP, a Cayman Islands exempted limited partnership (“RP II”); (ii) 6,458,749 shares of common stock owned by Russia Partners II EPAM Fund, LP, a Delaware limited partnership (“RP II EPAM”); (iii) 315,969 shares of common stock owned by Russia Partners II EPAM Fund B, LP, a Delaware limited partnership (“RP II EPAM B”) and (iv) 507,976 shares of common stock owned by Russia Partners III, L.P., Cayman Islands exempted limited partnership (“RP III” and collectively with RP II, RP II EPAM and RP II EPAM B, the “Siguler Guff Entities”). Russia Partners Capital II M, LLC is the general partner of RP II, Russia Partners Capital II E, LLC is the general partner of RP II EPAM and of RP II EPAM B, and Russia Partners Capital III, LLC is the general partner of RP III. Andrew J. Guff and Donald P. Spencer are the managing directors of each of Russia Partners Capital II M, LLC, Russia Partners Capital II E, LLC and Russia Partners Capital III, LLC and may be deemed to have voting and investment control over the shares of our common stock held by the Siguler Guff Entities. The Siguler Guff Entities are all managed by Russia Partners Management, LLC, whose investment committee of Andrew J. Guff, George W. Siguler and Vladimir Andrienko, may also be deemed to have voting and investment control over the shares of our common stock held by the Siguler Guff Entities. The Siguler Guff Entities, their general partners and their manager are all affiliates of Siguler Guff & Company, LP. Each of Russia Partners Capital II M, LLC, Russia Partners Capital II E, LLC, Russia Partners Capital III, LLC, Russia Partners Management, LLC and Messrs. Guff, Spencer, Siguler and Andrienko disclaims beneficial ownership of any shares of our common stock owned of record by the Siguler Guff Entities, except to the extent of any pecuniary interest therein. The address of each of the Siguler Guff Entities, Russia Partners Capital II M, LLC, Russia Partners Capital II E, LLC, Russia Partners Capital III, LLC, Russia Partners Management, LLC and Messrs. Guff, Spencer, Siguler and Andrienko is c/o Siguler Guff & Company, LP, 825 Third Avenue, 10th Floor, New York, NY 10022. Each of the Siguler Guff Entities may offer and sell some or all of their shares pursuant to this prospectus. Unless the context otherwise requires, as used in this prospectus, “selling stockholder” includes each of the Siguler Guff Entities and donees, pledgees, transferees or other successors-in-interest selling shares received from the Siguler Guff Entities as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.
(2)	We do not know when or in what amounts the selling stockholders may offer shares of common stock for sale. The selling stockholders may decide not to sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

Material Relationships

Our Board. Two of our directors, Andrew J. Guff and Donald P. Spencer, may be deemed to have voting and investment control over the shares of our common stock held by the Siguler Guff Entities. Ross Goodhart, who was one of our directors in 2012, is an officer of affiliates of the Siguler Guff Entities. We have entered into indemnification agreements with Messrs. Guff and Spencer in their capacity as directors of our board.

Registration Rights Agreement. We have entered into a registration rights agreement with certain stockholders, including certain Siguler Guff Entities. The agreement provides for certain demand and piggyback registration rights, as well as reimbursement of certain expenses in the event that shares of common stock are sold pursuant to a registration statement covered by that agreement. See “Description of Capital Stock – Registration Rights Agreements.”

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our third amended and restated certificate of incorporation, or our certificate of incorporation, and our amended and restated bylaws, or our bylaws, and relevant provisions of the Delaware Government Corporate Law. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, our certificate of incorporation and our bylaws, copies of which have been filed with the SEC as exhibits to this registration statement, and applicable law.

General

Our authorized capital stock consists of 160,000,000 shares of common stock, $0.001 par value, and 40,000,000 shares of preferred stock, $0.001 par value.

Common Stock

Holders of common stock are entitled to one vote per share on all matters which stockholders generally are entitled to vote, except on matters relating solely to terms of preferred stock. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.

In the event of liquidation, dissolution or winding up of EPAM, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of any offering pursuant to this prospectus will be fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. As of the date hereof, no shares of our preferred stock are outstanding, and we have no present plans to issue any shares of our preferred stock.

Authorized but Unissued Capital Stock

The Delaware General Corporation Law does not require stockholder approval for any issuance of authorized shares. In addition, the listing requirements of the New York Stock Exchange, which will apply to us so long as our common stock is listed on the New York Stock Exchange, only require stockholder approval of certain issuances that equal or exceed 20% of the then-outstanding voting power or then-outstanding number of shares of common stock (or, in the case of certain related-party and other transactions, 1% or 5% of the then-outstanding voting power or then-outstanding number of shares of common stock).

Election and Removal of Directors

Our certificate of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the board of directors but must consist of not less than three directors. Furthermore, our bylaws provide that our board of directors must consist of not more than nine directors.

Our certificate of incorporation and bylaws provide that our board of directors are divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors are elected each year by our stockholders. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors and may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of our directors. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Under the Delaware General Corporation Law, unless otherwise provided in our certificate of incorporation, directors serving on a classified board of directors may be removed by the stockholders only for cause. Our certificate of incorporation and bylaws provide that directors may be removed only for cause and only upon the affirmative vote of the holders of not less than a majority of the total voting power of all our outstanding securities of the entitled to vote generally in the election of directors, voting together as a single class. In addition, our certificate of incorporation and bylaws provide that any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors even if the number of directors voting would not constitute a quorum. The foregoing is subject to the rights of the holders of any series of preferred stock, if any.

Limits on Written Consent

Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

Stockholder Meetings

Special meetings of the stockholders may be called at any time only by the board of directors acting pursuant to a resolution adopted by a majority of the whole board, subject to the rights of the holders of any series of preferred stock.

Amendments to Our Governing Documents

Generally, the amendment of our certificate of incorporation requires approval by our board of directors and a majority vote of stockholders. However, our certificate of incorporation provides that certain provisions in the certificate of incorporation may not be amended or repealed in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of those provisions, unless such action is approved by a vote of not less than 66 2/3% of the total voting power of all outstanding securities then entitled to vote generally in the election of directors, voting together as a single class. The following provisions are among those that require such supermajority approval:

•	classified board of directors, including the election and term of our directors;

•	the removal of directors and the filling of vacancies on our board of directors;

•	the prohibition on stockholder action by written consent;

•	the ability to call a special meeting of stockholders being vested solely in the board of directors acting pursuant to a resolution adopted by a majority of the board;

•	indemnification of directors and officers;

•	forum selection of the Court of Chancery of the State of Delaware for certain actions;

•	the ability of our board of directors to adopt, amend and/or repeal our bylaws without a stockholder vote;

•	the 66 2/3% supermajority voting requirement for stockholders to adopt, amend or repeal our bylaws; and

•	the provision requiring that the above provisions be modified only with a 66 2/3% supermajority vote.

In addition, any amendment to our bylaws requires the approval of either a majority of our board of directors or approval of at least 66 2/3% of the votes entitled to be cast by the holders of our outstanding capital stock in elections of our board of directors.

Forum Selection

The Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of EPAM, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of EPAM to EPAM or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or (iv) any action asserting a claim governed by the internal affairs doctrine.

Requirements for Advance Notification of Stockholder Nominations

Our bylaws contain advance notice procedures with regard to stockholder proposals related to the nomination of candidates for election as directors. These procedures provide that notice of stockholder proposals related to stockholder nominations for the election of directors must be received by our corporate secretary, in the case of an annual meeting, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, if the annual meeting is called for a date that is more than 30 days before or more than 70 days after that anniversary date, notice by the stockholder in order to be timely must be received not earlier than the close of business on the 120th day prior to such annual meeting or not later than the close of business on the later of the 70th day prior to such annual meeting or the tenth day following the day on which public announcement is first made by us of the date of such meeting.

Stockholder nominations for the election of directors at a special meeting must be received by our corporate secretary no earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of such special meeting.

A stockholder’s notice to our corporate secretary must be in proper written form and must set forth information related to the stockholder giving the notice and the beneficial owner (if any) on whose behalf the nomination is made, including:

•	the name and address of such stockholder (as they appear on our books) and any such beneficial owner;

•	the class or series and number of shares of our capital stock which are held of record or are beneficially owned by such stockholder and by any such beneficial owner;

•

a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates and any other person or persons (including their names) in connection with the proposal of such nomination;

•

a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to our securities;

•

a representation that such stockholder is a holder of record of our stock entitled to vote at that meeting and that such stockholder intends to appear in person or by proxy at the meeting to bring the nomination before the meeting; and

•

a representation as to whether such stockholder or any such beneficial owner intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage the voting power of our outstanding capital stock required to elect such nominee, and/or otherwise to solicit proxies from stockholders in support of such nomination. If requested by us, the required information described above related to the stockholder’s share ownership and descriptions of agreements must be supplemented by such stockholder and any such beneficial owner not later than 10 days after the record date for the meeting to disclose such information as of the record date.

As to each person whom the stockholder proposes to nominate for election as a director, the notice must include:

•

all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended; and

•	the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Additionally, unless otherwise required by law, if the stockholder or a qualified representative of the stockholder does not appear at the annual or special meeting to present a nomination, such nomination will be disregarded, notwithstanding that proxies in respect of such vote may have been received by us and counted for purposes of determining a quorum.

Requirements for Advance Notification of Stockholder Proposals

Our bylaws also contain advance notice procedures with regard to stockholder proposals not related to director nominations. These notice procedures, in the case of an annual meeting of stockholders, are the same as the notice requirements for stockholder proposals related to director nominations discussed above insofar as they relate to the timing of receipt of notice by our corporate secretary.

A stockholder’s notice to our corporate secretary must be in proper written form and must set forth information related to the stockholder giving the notice and the beneficial owner (if any) on whose behalf the proposal is made, including:

•	the name and address of such stockholder (as they appear on our books) and any such beneficial owner;

•	the class or series and number of shares of our capital stock which are held of record or are beneficially owned by such stockholder and by any such beneficial owner;

•

a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates and any other person or persons (including their names) in connection with the proposal of such business;

•

a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner with respect to our securities;

•

a representation that such stockholder is a holder of record of our stock entitled to vote at that meeting and that such stockholder intends to appear in person or by proxy at the meeting to bring the business before the meeting; and

•

a representation as to whether such stockholder or any such beneficial owner intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage the voting power of our outstanding capital stock required to approve or adopt the proposal, and/or otherwise to solicit proxies from stockholders in support of such proposal. If requested by us, the required information described above related to the stockholder’s share ownership and descriptions of agreements must be supplemented by such stockholder and any such beneficial owner not later than 10 days after the record date for the meeting to disclose such information as of the record date.

As to any business that the stockholder proposes to bring before the meeting, the notice must include:

•

a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend our bylaws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

Additionally, unless otherwise required by law, if the stockholder or a qualified representative of the stockholder does not appear at the annual meeting to present proposed business, such proposed business will not be transacted, notwithstanding that proxies in respect of such vote may have been received by us and counted for purposes of determining a quorum.

Limitation of Liability of Directors and Officers

The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

•	any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that, to the fullest extent permitted by law, we will indemnify any officer or director of our company against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director or officer. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

We are also expressly authorized to carry insurance on behalf of our directors, officers, employees or agents or those who served any other enterprise at our request as a director, officer, employee or agent for some liabilities, whether or not we would have the power to indemnify such person against such liability under Delaware law.

The limitation of liability and indemnification provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Delaware Anti-takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the time the person became an interested stockholder unless:

•

prior to the time the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time the person became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

The application of Section 203 may limit the ability of stockholders to approve a transaction that they may deem to be in their interests.

Under Section 203, a “business combination” generally includes a merger, asset or stock sale, or other similar transaction with an interested stockholder, and an “interested stockholder” is generally a person who, together with its affiliates and associates, owns or, in the case of affiliates or associates of the corporation, owned 15% or more of a corporation’s outstanding voting securities within three years prior to the determination of interested stockholder status.

Anti-takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Under Delaware law, our certificate of incorporation and our bylaws contain some provisions that:

•	are expected to discourage coercive takeover practices and inadequate takeover bids;

•	are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors;

•	could have the effect of delaying, deferring or discouraging another party from acquiring control of us;

•	could inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts;

•	could make the removal of our incumbent officers and directors more difficult; and

•	could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

These provisions, as well as our ability to issue preferred stock, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Registration Rights Agreements

As of the date hereof, holders of approximately 23 million shares of our common stock have the right to require us to register the sales of their shares of common stock under the Securities Act, pursuant to the terms of the Amended and Restated Registration Rights Agreement dated February 19, 2008 with our Series A-1 and Series A-2 preferred stockholders and certain common stockholders and the Registration Rights Agreement dated April 26, 2010 with our Series A-3 preferred stockholders, referred to together as the Registration Rights Agreements. Subject to limitations specified in such agreements, these registration rights include:

Demand registration rights. Holders of a majority of our registrable preferred securities, that were converted into our common stock in connection with our initial public offering, subject to each of the Registration Rights Agreements can request us to file with the SEC and cause to be declared effective a registration statement covering the resale of all or any portion of the shares of registrable securities that they hold, as long as the anticipated gross proceeds of such offering and registration will be at least $7 million. In addition, holders of registrable preferred securities that did not participate in our initial public offering can request us to file with the SEC and cause to be declared effective a registration statement covering the resale of all or any portion of the shares of registrable securities that they hold, as long as the anticipated gross proceeds of such offering and registration will be at least $7 million. We are only obligated to register the registrable securities on three occasions; however, our board may, in its good-faith judgment, defer any filing for 90 days (which deferral may not be used more than once in any 12-month period). Furthermore, at any time, the holders of the registrable securities held by parties to the Registration Rights Agreements can require us to file with the SEC and cause to be declared effective (if we are eligible) a short-form registration statement on Form S-3 covering the resale of all or any portion of shares of registrable securities held by such persons, except if we have already effected two registration statements on Form S-3 in that year, if the anticipated gross proceeds of such offering and registration would not exceed $1 million or if Form S-3 is not available to us.

Piggyback registration rights. If we register any of our securities under the Securities Act for sale to the public, either for our own account or for the account of other security holders or both, the holders of shares of registrable securities party to the Registration Rights Agreements are entitled to notice of the intended registration and to include any or all of their registrable securities in the registration.

Limitations and expenses. With specified exceptions, a stockholder’s right to include shares in an underwritten registered offering is subject to the right of the underwriters to limit the number of shares included in such offering. We are generally required to pay all expenses of registration, including the fees and expenses of legal counsel for us and for the selling stockholders, but excluding underwriters’ discounts and commissions.

All registration rights for a holder under the Registration Rights Agreements terminate on the date when all such holder’s registrable securities can be resold pursuant to Rule 144(b)(1) under the Securities Act.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “EPAM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue. We may offer secured or unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and principal aggregate amount of the debt securities;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are convertible or exchangeable into other securities;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the person to whom any interest on the debt securities will be payable;

•	the places where payments on the debt securities will be payable;

•	the maturity date;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in parting the form of one or more global securities;

•	the identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•	any applicable subordination provisions for any subordinated debt securities;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies, or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	our obligations or right to redeem, purchase of repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon holders of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities will be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

PLAN OF DISTRIBUTION

We are registering shares of our common stock, shares of our preferred stock and debt securities, which may be senior debt securities or subordinated debt securities, with an aggregate offering price not to exceed $50 million, to be sold by us under a “shelf” registration process.

In addition, on behalf of the selling stockholders, we are registering 17,939,673 shares of our common stock for resale by the selling stockholders. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table above and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus. If we or a selling stockholder offer any securities under this prospectus, we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.

We and/or a selling stockholder may sell the securities in any of the following ways (or in any combination) from time to time:

•	through underwriters, brokers or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents; or

•	any other method permitted pursuant to applicable law and described in an applicable prospectus supplement.

The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; and

•

the public offering price of the securities and the proceeds to us and/or to the selling stockholders, as the case may be, and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We and/or the selling stockholders may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or at prices that may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. Depending on the type of offering, the underwriters may be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option).

We or the selling stockholders may offer the common stock covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our common stock through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell our common stock on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any common stock sold will be sold at prices related to the then-prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement.

We or the selling stockholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

If we or the selling stockholders utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we or the selling stockholders, as applicable, may sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale.

In effecting sales, broker-dealers or agents engaged by us or the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from us or the selling stockholders in amounts to be negotiated immediately prior to the sale.

In connection with the sale of the securities or otherwise, we or the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities covered by this prospectus in the course of hedging the positions they assume. We or the selling stockholders may also sell short the securities covered by this prospectus and deliver the securities to close out short positions, or loan or pledge the securities covered by this prospectus to broker-dealers that in turn may sell these securities.

Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act of 1933 (the “Securities Act”). Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement. Maximum compensation to any underwriters, dealers or agents is not expected to exceed 8% of the maximum aggregate offering proceeds.

The aggregate proceeds to us and the selling stockholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

Our common stock is listed on the New York Stock Exchange under the symbol “EPAM.”

Agents, broker-dealers and underwriters may be entitled to indemnification by us and, if applicable, the selling stockholders, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents, broker-dealers and underwriters or their affiliates may be customers of, engage in transactions with, or perform services for us or the selling stockholders (or their affiliates) in the ordinary course of business. We and the selling stockholders may also use underwriters or other third parties with whom we or such selling stockholders have a material relationship. We and the selling stockholders (or their affiliates) will describe the nature of any such relationship in the applicable prospectus supplement.

We and the selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of us, the selling stockholders and their affiliates.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling securities under this prospectus, we and/or the selling stockholder may sell the securities offered, including shares of common stock, in compliance with the provisions of Rule 144 or Rule 144A under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us and the selling stockholders by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements, and any related financial statement schedules, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
Registration fee		$57,889
FINRA filing fee		64,160
Printing		*
Legal fees and expenses		*
Accounting fees and expenses		*
Trustee fees		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*

*	These fees are calculated based upon the number of issuances in applicable offerings and amount of securities offered and, accordingly, cannot be estimated at this time.

In connection with any offering under this registration by a selling stockholder, all or a portion of the foregoing expenses may be reimbursed to the registrant by the selling stockholder, as described in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article 8 of the registrant’s third amended and restated certificate of incorporation, which will be in effect on the closing of this offering, provides that the registrant must indemnify its directors and officers as well as directors or officers of another corporation, partnership, joint venture, trust or other enterprise serving at the request of the registrant, and may indemnify its employees and other agents, in each case to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s third amended and restated certificate of incorporation, which will be in effect on the closing of this offering, provides for such limitation of liability.

The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The registrant has entered into indemnification agreements with each of its directors and executive officers. These agreements provide that the registrant will indemnify each of its directors and such officers to the fullest extent permitted by law and by its third amended and restated certificate of incorporation or amended and restated bylaws. At present, there is no pending litigation or proceeding involving a director, officer, or employee of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

The proposed form of underwriting agreement filed as Exhibit 1.1 to this registration statement provides for indemnification of directors and officers of the registrant by the underwriters against certain liabilities.

Item 16.	Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed as part of this registration statement:

Exhibit No.	Document

1.1(1)	Form of Underwriting Agreement

3.1	Third Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the registrant’s Form 10-K for the fiscal year ended December 31, 2011, SEC File No. 001-35418, filed March 30, 2012)

3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the registrant’s Form 10-K for the fiscal year ended December 31, 2011, SEC File No. 001-35418, filed March 30, 2012)

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of Amendment No. 6 to the registrant’s registration statement on Form S-1 (No. 333-174827) filed on January 23, 2012)

4.2	Amended and Restated Registration Rights Agreement dated February 19, 2008 (incorporated herein by reference to Exhibit 4.2 to the registrant’s registration statement on Form S-1, SEC File No. 333-174827, filed June 10, 2011)

4.3	Registration Rights Agreement dated April 26, 2010 (incorporated herein by reference to Exhibit 4.3 to the registrant’s registration statement on Form S-1, SEC File No. 333-174827, filed June 10, 2011)

4.4	Form of Senior Indenture

4.5(1)	Form of Senior Note

4.6	Form of Subordinated Indenture

4.7(1)	Form of Subordinated Note

5.1	Opinion of Davis Polk & Wardwell LLP

12.1	Statement regarding computation of the Consolidated Ratio of Earnings to Fixed Charges

12.2	Statement regarding computation of the Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

Exhibit No.	Document

24.1	Power of Attorney (included on the signature page of the registration statement)

25.1(1)	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of as Trustee under the Senior Indenture

25.2(1)	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of as Trustee under the Subordinated Indenture

(1)	To be filed, if necessary, by amendment or on a Current Report on Form 8-K prior to or concurrently with the issuance of the applicable securities.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newtown, State of Pennsylvania, on April 24, 2013.

EPAM SYSTEMS, INC.

By:	/s/ Arkadiy Dobkin
	Name:	Arkadiy Dobkin
	Title:	Chairman, CEO and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ARKADIY DOBKIN, ILYA CANTOR, GINGER MOSIER, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ARKADIY DOBKIN Arkadiy Dobkin	Chairman, CEO and President (principal executive officer)	April 24, 2013

/S/ ILYA CANTOR Ilya Cantor	Chief Financial Officer (principal financial officer and principal accounting officer)	April 24, 2013

/S/ KARL ROBB Karl Robb	Director	April 24, 2013

/S/ ANDREW J. GUFF Andrew J. Guff	Director	April 24, 2013

/S/ DONALD P. SPENCER Donald P. Spencer	Director	April 24, 2013

/S/ RICHARD M. MAYORAS Richard M. Mayoras	Director	April 24, 2013

/S/ ROBERT E. SEGERT Robert E. Segert	Director	April 24, 2013

/S/ RONALD P. VARGO Ronald P. Vargo	Director	April 24, 2013

EXHIBIT INDEX

Exhibit No.	Document

1.1(1)	Form of Underwriting Agreement

3.1	Third Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the registrant’s Form 10-K for the fiscal year ended December 31, 2011, SEC File No. 001-35418, filed March 30, 2012)

3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the registrant’s Form 10-K for the fiscal year ended December 31, 2011, SEC File No. 001-35418, filed March 30, 2012)

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of Amendment No. 6 to the registrant’s registration statement on Form S-1 (No. 333-174827) filed on January 23, 2012)

4.2	Amended and Restated Registration Rights Agreement dated February 19, 2008 (incorporated herein by reference to Exhibit 4.2 to the registrant’s registration statement on Form S-1, SEC File No. 333-174827, filed June 10, 2011)

4.3	Registration Rights Agreement dated April 26, 2010 (incorporated herein by reference to Exhibit 4.3 to the registrant’s registration statement on Form S-1, SEC File No. 333-174827, filed June 10, 2011)

4.4	Form of Senior Indenture

4.5(1)	Form of Senior Note

4.6	Form of Subordinated Indenture

4.7(1)	Form of Subordinated Note

5.1	Opinion of Davis Polk & Wardwell LLP

12.1	Statement regarding computation of the Consolidated Ratio of Earnings to Fixed Charges

12.2	Statement regarding computation of the Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the registration statement)

25.1(1)	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of as Trustee under the Senior Indenture

25.2(1)	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of as Trustee under the Subordinated Indenture

(1)	To be filed, if necessary, by amendment or on a Current Report on Form 8-K prior to or concurrently with the issuance of the applicable securities.